Know all by these presents, that the undersigned hereby constitutes and appoints each of Vincent P. Hatton, Denise A. Hauselt, Katherine A. Asbeck, and Mark S. Rogus, signing singly, his true and lawful attorney-in-fact to:

   (1) execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder;

   (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

   (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

   The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the right and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. Unless earlier revoked in a signed writing, the undersigned grants such power and authority to remain in effect until such time as he or she is no longer required to file Form 3, 4 or 5.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of May, 2007

                                        Kurt M.Landgraf

State of NJ
County of Mercer

   On this 18th day of May, 2007, before me, the subscriber, personally appeared Kurt Landgraf, to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

                                        Jo Anne Julious
                                        Notary Public
                                          JO ANNE JULIOUS
                                          NOTARY PUBLIC OF NEW JERSEY
                                          MY COMMISSION EXPIRES JUNE 21, 2010